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                                                                  Exhibit (a)(2)

                                  Genuity Inc.
                                  Election Form
                    Offer to Cancel and Regrant Stock Options

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Election to Participate
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I, ___[Option Holder]____, have received and carefully reviewed the Memorandum and documents summarizing the Offer dated November 30, 2001 from Paul Gudonis to employees of Genuity Inc. (the "Company") holding options to purchase Common Stock of the Company under the Genuity Long-Term Stock Incentive Plan granted from June 30, 2000 through May 31, 2001. I elect to have one or more eligible option grant(s) held by me, as specified below, to be cancelled as of January 1, 2002. I understand that new options will be granted to me on July 2, 2002 as defined in the documents provided. I hereby agree that, unless I revoke my election prior to December 31, 2001, my election will be irrevocable and as such eligible options will be canceled as of January 1, 2002.

I hereby offer to cancel, upon the terms and conditions stated in the Memorandum and documents, the following eligible stock option grant(s), as indicated below.



  Check              Number of                                     Number of
 box to     Option    stock                                     stock options to
elect to     Grant   options    Grant       Original Vesting      be cancelled
 cancel      Date    granted    Price          Schedule          and regranted

 [_]                                   1/4 per year for 4 years

 [_]                                   1/4 per year for 4 years

I acknowledge that I will have no right to exercise all or any part of the cancelled option(s) in any event and the new options will only be issued to me if I continue to be employed by Genuity through July 2, 2002. I further acknowledge and agree that neither the ability to participate in the Offer to Cancel and Regrant Stock Options nor actual participation in that program shall be construed as a right to continued employment with the Company.

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Election to Not to Participate
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[_]      I elect to decline the opportunity to participate in the Offer

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______________________________      ___________________________
(Print Name)                        (Signature)
Payroll ID: __________________
                                    ___________________________
                                    Date